EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration Statements on forms S-3 (No.'s 333-60664 and 333-81338) of AdStar, Inc. of our report dated February 22, 2002 except for the subsequent events described in
Note 9, as to which the date is March 15, 2002, relating to the financial statements, which appears in this Form 10-KSB/A.

/s/ PricewaterhouseCoopers  LLP

Los Angeles, California

April 19, 2002